Exhibit 99.1
Lennox International Reports Third Quarter Results
•	Revenue up 9%, led by 14% growth in Commercial
•	Adjusted EPS from continuing operations of $0.83, up 15%
•	GAAP EPS from continuing operations of $0.76, up 29%
•	Repurchased $50 million of stock in the quarter
•	Raising 2010 revenue growth guidance range from 5-8% to 7-9%
•	Narrowing 2010 adjusted EPS from continuing operations guidance range from $2.20-$2.45 to $2.35-$2.45
DALLAS, October 26 — Lennox International Inc. (NYSE: LII) today reported financial results for the third quarter of 2010.
Revenue for the third quarter was $818 million, up 9% from the prior-year quarter. Foreign exchange was neutral to revenue growth. Diluted adjusted earnings per share from continuing operations was $0.83, up 15% from $0.72 in the third quarter a year ago. Diluted earnings per share from continuing operations on a GAAP basis was $0.76, up 29% from $0.59 in the prior-year quarter.
“Our Commercial business led growth in the third quarter with revenue up 14% as strong planned replacement business at national accounts continued and growth in other commercial markets picked up,” said Todd Bluedorn, Chief Executive Officer. “Profit margin in our Commercial business expanded 300 basis points from the success of our new products and from our productivity initiatives. In Refrigeration, revenue growth was strong in every region and was up double-digits overall excluding the effect of our strategic exit of the third-party coil business in Australia. Service Experts revenue was up 10% in the quarter. And Residential revenue was up 7%. Revenue from residential new construction was down, but revenue from replacement business was up, driven in part by warm weather. As expected in the third quarter, the company saw significant headwind from increased commodity costs, and we expect approximately $20 million of headwind for the second half in total. Looking ahead, we continue to be encouraged by improving end market conditions overall, although global economic uncertainties remain high. For 2010, we are raising our revenue growth guidance to 7-9% and narrowing our adjusted EPS from continuing operations growth guidance to 33-38% over last year.”

FINANCIAL HIGHLIGHTS
Revenue: Revenue for the third quarter was $818 million, up 9% from the prior-year quarter. Foreign exchange was neutral to revenue growth. Volume and price/mix were both higher from the year-ago quarter.
Gross Profit: Gross profit for the third quarter was $233 million, up 5% from $222 million in the prior-year quarter. Gross margin was 28.5% compared to 29.6% in the prior-year quarter, down primarily due to higher commodity costs.
Income from Continuing Operations: Adjusted income from continuing operations in the third quarter was $45.5 million, or $0.83 diluted earnings per share, compared to $41.1 million, or $0.72, in the third quarter a year ago. Adjusted income from continuing operations for the third quarter of 2010 excludes $3.6 million in after-tax charges for restructuring activities and other items, net.
On a GAAP basis, income from continuing operations for the third quarter was $41.9 million, or $0.76 diluted earnings per share, compared to $33.7 million income from continuing operations, or $0.59 diluted earnings per share in the prior-year quarter.
In the third quarter, the company had a loss from discontinued operations of $0.1 million after-tax related to previously announced plans to exit the business of certain Service Experts service centers.
Free Cash Flow and Total Debt: Net cash provided by operations in the third quarter was $70 million, compared to $131 million in the prior-year quarter. The company invested $10 million in capital assets in the third quarter. Free cash flow was $59 million, compared to $118 million in the prior-year quarter. Total debt at the end of the third quarter was $371 million. The company repurchased $50 million of stock in the third quarter and has repurchased $144 million through the first nine months of 2010. At the end of the third quarter, total cash and cash equivalents were $92 million.

BUSINESS SEGMENT HIGHLIGHTS
Residential Heating & Cooling
Third quarter 2010 revenue in the Residential Heating & Cooling segment was $371 million, up 7% from $347 million in the prior-year quarter. Foreign exchange had a positive 1 point impact on revenue growth. Segment profit was $39 million, flat with the prior-year quarter. Segment profit margin was 10.5% compared to 11.2% in the third quarter a year ago. Results were primarily impacted by higher volume, favorable price/mix, and productivity initiatives, with offsets from higher commodity costs and higher costs from new product launches.
Commercial Heating & Cooling
Revenue in the Commercial Heating & Cooling segment was $176 million, up 14% from $154 million in the prior-year quarter. Foreign exchange had a negative 2 point impact on revenue growth. Total segment profit was $25 million, up 46% from $17 million in the prior-year quarter. Segment profit margin was 14.1%, up 300 basis points from 11.1% in the third quarter a year ago. Results were primarily impacted by higher volume, favorable price/mix, and savings from productivity initiatives, with offsets from higher commodity costs and selling expenses.
Service Experts
Revenue in the Service Experts segment was $151 million in the third quarter, up 10% from $137 million in the prior-year quarter. Foreign exchange had a positive 1 point impact on revenue growth. Segment profit was $6 million compared to $8 million in the third quarter a year ago. Segment profit margin was 4.0% compared to 5.8% in the prior-year quarter. Results were primarily impacted by higher volume, with offsets from variable selling expense and the timing of insurance expense versus a year ago.
Refrigeration
Revenue in the Refrigeration business segment was $141 million in the third quarter, up 5% from $134 million in the prior-year quarter. Foreign exchange had a positive 1 point impact on revenue growth. The strategic exit of the third-party coil business in Australia negatively impacted revenue growth by 6 points. Segment profit was $17 million, up 3% from the third quarter a year ago. Segment profit margin was 12.3% compared to 12.6% in the prior-year quarter. Results were primarily impacted by higher volume, favorable price/mix, and savings from productivity initiatives, with offsets from higher commodity costs and selling expenses.

FULL-YEAR OUTLOOK
The company is raising its 2010 guidance range for revenue growth and narrowing its 2010 guidance range for adjusted and GAAP EPS from continuing operations.
•	Raising 2010 revenue growth guidance range from 5-8%, including 1 point of positive foreign exchange impact, to 7-9%, including 1 point of positive foreign exchange impact.
•	Narrowing 2010 adjusted EPS from continuing operations guidance from $2.20-$2.45 to a range of $2.35-$2.45.
•	Narrowing 2010 GAAP EPS from continuing operations guidance from $1.98-$2.23 to a range of $2.07-$2.17.
•	Narrowing guidance for commodity costs headwind in the second half of 2010 from $20-$25 million to approximately $20 million.
•	Narrowing tax rate guidance of 35-36% to approximately 35% for 2010.
•	Lowering capital expenditure guidance from approximately $65 million to approximately $60 million for 2010.
CONFERENCE CALL INFORMATION
A conference call to discuss the company’s third quarter results will be held this morning at 8:30 a.m. Central time. To listen, please call the conference call line at 612-332-0345 at least 10 minutes prior to the scheduled start time and use reservation number 174145. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
A replay will be available from 11:00 a.m. Central time on October 26 through November 2, 2010, by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 174145. This call will also be archived on the company’s web site.
Through its subsidiaries, Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

The statements in this news release that are not historical statements, including statements regarding expected financial results for 2010, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are beyond LII’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, the impact of unfavorable weather, and a decline in new construction activity in the demand for products and services. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009

NET SALES	$818.2	$749.5	$2,334.4	$2,114.0
COST OF GOODS SOLD	585.4	527.7	1,662.6	1,529.8

Gross profit	232.8	221.8	671.8	584.2
OPERATING EXPENSES:
Selling, general and administrative expenses	163.5	157.1	513.0	473.7
Losses (gains) and other expenses, net	0.8	(2.1)	6.3	(2.3)
Restructuring charges	4.7	11.5	15.0	27.4
Income from equity method investments	(2.8)	(2.4)	(8.9)	(5.6)

Operational income from continuing operations	66.6	57.7	146.4	91.0
INTEREST EXPENSE, net	3.5	2.2	9.1	6.1
OTHER EXPENSE, net	—	0.1	0.1	0.2

Income from continuing operations before income taxes	63.1	55.4	137.2	84.7
PROVISION FOR INCOME TAXES	21.2	21.7	47.9	32.8

Income from continuing operations	$41.9	$33.7	$89.3	$51.9
DISCONTINUED OPERATIONS:
Loss from discontinued operations	0.1	2.9	0.9	10.2
Income tax benefit	—	(0.2)	(0.1)	(3.0)

Loss from discontinued operations	0.1	2.7	0.8	7.2

Net income	$41.8	$31.0	$88.5	$44.7

EARNINGS PER SHARE — BASIC:
Income from continuing operations	$0.78	$0.60	$1.62	$0.94
Loss from discontinued operations	—	(0.05)	(0.01)	(0.13)

Net income	$0.78	$0.55	$1.61	$0.81

EARNINGS PER SHARE — DILUTED:
Income from continuing operations	$0.76	$0.59	$1.59	$0.92
Loss from discontinued operations	—	(0.05)	(0.02)	(0.13)

Net income	$0.76	$0.54	$1.57	$0.79

AVERAGE SHARES OUTSTANDING:
Basic	53.8	55.8	55.0	55.5
Diluted	55.0	57.1	56.2	56.3

CASH DIVIDENDS DECLARED PER SHARE	$0.15	$0.14	$0.45	$0.42

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT NET SALES AND PROFIT
(Unaudited, in millions)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Net Sales
Residential Heating & Cooling	$370.9	$347.1	$1,068.5	$972.7
Commercial Heating & Cooling	176.3	154.4	471.7	448.6
Service Experts	150.9	137.3	445.6	389.0
Refrigeration	140.6	133.6	411.8	369.4
Eliminations (A)	(20.5)	(22.9)	(63.2)	(65.7)

	$818.2	$749.5	$2,334.4	$2,114.0

Segment Profit (Loss) (B)
Residential Heating & Cooling	$39.0	$39.0	$98.6	$73.5
Commercial Heating & Cooling	24.9	17.1	56.2	38.4
Service Experts	6.0	7.9	14.2	9.6
Refrigeration	17.3	16.8	47.5	32.9
Corporate and other	(15.5)	(13.4)	(48.2)	(42.0)
Eliminations (A)	0.1	0.2	(0.2)	(0.2)

Subtotal that includes segment profit and eliminations	71.8	67.6	168.1	112.2
Reconciliation to income from continuing operations before income taxes:
Items in losses (gains) and other expenses, net that are excluded from segment profit (C)	0.5	(1.6)	6.7	(6.2)
Restructuring charges	4.7	11.5	15.0	27.4
Interest expense, net	3.5	2.2	9.1	6.1
Other expense, net	—	0.1	0.1	0.2

Income from continuing operations before income taxes	$63.1	$55.4	$137.2	$84.7

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations:

Excluding:
•	Special product quality adjustment.

•	Items within Gains and/or losses and other expenses, net that are noted in (C).

•	Restructuring charges.

•	Goodwill and equity method investment impairments.

•	Interest expense, net.

•	Other expense, net.
(C)	Items in Gains and/or losses and other expenses, net that are excluded from segment profit are net change in unrealized gains and/or losses on open future contracts, discount fee on accounts sold, realized gains and/or losses on marketable securities, special legal contingency charge, and other items.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	As of	As of
	September 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$92.4	$124.3
Restricted cash	13.1	—
Accounts and notes receivable, net of allowances of $14.9 and $15.6 in 2010 and 2009, respectively	429.2	357.0
Inventories, net	347.7	250.2
Deferred income taxes	36.7	34.9
Other assets	63.8	67.5

Total current assets	982.9	833.9
PROPERTY, PLANT AND EQUIPMENT, net	320.9	329.6
GOODWILL	267.6	257.4
DEFERRED INCOME TAXES	66.1	74.6
OTHER ASSETS, net	59.8	48.4

TOTAL ASSETS	$1,697.3	$1,543.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$8.2	$2.2
Current maturities of long-term debt	0.8	35.5
Accounts payable	284.0	238.2
Accrued expenses	329.1	317.9
Income taxes payble	5.4	—

Total current liabilities	627.5	593.8
LONG-TERM DEBT	362.1	193.8
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	13.1	13.4
PENSIONS	70.7	66.7
OTHER LIABILITIES	67.3	71.8

Total liabilities	1,140.7	939.5
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 86,143,637 shares and 85,567,485 shares issued for 2010 and 2009, respectively	0.9	0.9
Additional paid-in capital	857.2	839.1
Retained earnings	622.6	558.6
Accumulated other comprehensive income (loss)	19.6	(0.8)
Treasury stock, at cost, 32,709,867 shares and 29,292,512 shares for 2010 and 2009, respectively	(943.7)	(793.4)

Total stockholders’ equity	556.6	604.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,697.3	$1,543.9

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of Income From Continuing Operations to Adjusted Income From Continuing Operations

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Income from continuing operations, a GAAP measure	$41.9	$33.7	$89.3	$51.9
Restructuring charges, after tax	3.5	8.2	10.2	19.1
Special legal contingency charge, after-tax (a)	1.0	—	3.9	—
Net change in unrealized gains on open future contracts, after tax (a)	(0.9)	(0.7)	—	(4.1)
Gain on sale of entity (a)	(0.3)	—	(0.3)	—
Other items, net, after tax (a)	0.3	(0.1)	0.6	0.2

Adjusted income from continuing operations, a non-GAAP measure	$45.5	$41.1	$103.7	$67.1

Income per share from continuing operations — diluted, a GAAP measure	$0.76	$0.59	$1.59	$0.92
Restructuring charges	0.06	0.14	0.18	0.34
Special legal contingency charge (a)	0.02	—	0.07	—
Net change in unrealized gains on open future contracts and other items, net (a)	(0.01)	(0.01)	—	(0.07)

Adjusted earnings per share from continuing operations — diluted, a non-GAAP measure	$0.83	$0.72	$1.84	$1.19

(a)	Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
Components of Losses (gains) and other expenses, net (pre-tax):	2010	2009	2010	2009
Realized (gains) losses on settled future contracts (a)	(0.2)	0.4	(1.0)	3.6
Special legal contingency charge (c)	1.8	—	6.3	—
Foreign currency exchange loss (gain) (a)	0.6	(0.4)	0.6	0.9
Gain on disposal of fixed assets (a)	(0.1)	(0.5)	—	(0.6)
Discount fee on accounts sold (b)	—	0.1	—	0.3
Realized gain on marketable securities (b)	—	(0.3)	—	(0.3)
Net change in unrealized gains on open futures contracts (c)	(1.4)	(1.2)	—	(6.4)
Gain on sale of entity (c)	(0.3)	—	(0.3)	—
Other items, net (c)	0.4	(0.2)	0.7	0.2

Losses (gains) and other expenses, net (pre-tax)	$0.8	$(2.1)	$6.3	$(2.3)

(a)	Included in segment profit and adjusted income from continuing operations

(b)	Included in adjusted income from continuing operations but excluded from segment profit

(c)	Excluded from segment profit and adjusted income from continuing operations

Reconciliation of Estimated Adjusted to GAAP Income per Share from Continuing Operations — Diluted

For the
Year Ended
December 31,
2010
ESTIMATED
Adjusted income per share from continuing operations — diluted	$2.35 – $2.45
Restructuring charges	(0.20)
Special legal contingency charge	(0.07)
Net change in unrealized losses on open futures contracts and other items, net	(0.01)

GAAP income per share from continuing operations — diluted	$2.07 – $2.17

Free Cash Flow

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Net cash provided by operating activities	$69.6	$130.6	$43.6	$213.3
Purchase of property, plant and equipment	(10.3)	(12.3)	(30.0)	(33.9)

Free cash flow	$59.3	$118.3	$13.6	$179.4

Operational Working Capital

		September 30,		September 30,
		2010		2009
	September 30,	Trailing	September 30,	Trailing
	2010	12 Mo. Avg.	2009	12 Mo. Avg.
Accounts and Notes Receivable, Net	$429.2		$387.3
Asset Securitization	—		30.0
Allowance for Doubtful Accounts	14.9		20.4

Accounts and Notes Receivable, Gross	444.1	$405.9	437.7	$422.0

Inventories	347.7		274.6
Excess of Current Cost Over Last-in, First-out	71.9		72.5

Inventories as Adjusted	419.6	388.7	347.1	375.8

Accounts Payable	(284.0)	(280.3)	(279.7)	(258.3)

Operating Working Capital (a)	579.7	514.3	505.1	539.5

Net Sales, Trailing Twelve Months (b)	3,067.9	3,067.9	2,852.3	2,852.3

Operational Working Capital Ratio (a / b)	18.9%	16.8%	17.7%	18.9%

Note:	Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.

Debt to Earnings Before Interest, Taxes, Depreciation and Amortization Expense (“EBITDA”) Ratio

Trailing
Twelve
Months to
September 30,
2010
Earnings before interest and taxes (“EBIT”) (a)	$220.4
Depreciation and amortization expense (“DA”) (b)	53.6

EBITDA (EBIT excluding DA) (a + b)	$274.0

Total debt at September 30, 2010 (c)	$371.1

Total debt to EBITDA ratio ((c / (a + b))	1.4

Reconciliation of EBIT to income from continuing operations before income taxes:
EBIT per above (non-GAAP)	$220.4
Special product quality adjustment	18.3
Items in losses (gains) and other expenses, net that are excluded from segment profit	2.0
Impairment of assets	6.4
Restructuring charges	29.1
Other expenses, net	—
Interest expense, net	11.2

Income from continuing operations before income taxes (GAAP)	$153.4